Exhibit 5.1

12531 HIGH BLUFF DRIVE SAN DIEGO, CALIFORNIA 92130-2040 TELEPHONE: 858.720.5100 FACSIMILE: 858.720.5125 WWW.MOFO.COM	MORRISON & FOERSTER LLP NEW YORK, SAN FRANCISCO, LOS ANGELES, PALO ALTO, SACRAMENTO, SAN DIEGO, DENVER, NORTHERN VIRGINIA, WASHINGTON, D.C. TOKYO, LONDON, BRUSSELS, BEIJING, SHANGHAI, HONG KONG

July 17, 2013

Netlist, Inc.

51 Discovery, Suite 150

Irvine, CA 92618

Re:                             Issuance and Sale of up to 1,098,902 Shares of Common Stock, Warrants to Purchase up to 1,098,902 Shares of Common Stock and 1,098,902 Shares of Common Stock Issuable Upon Exercise of Warrants of Netlist, Inc.

Ladies and Gentlemen:

We are acting as counsel to Netlist, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of up to 1,098,902 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), together with warrants  to purchase up to 1,098,902 shares of Common Stock (the “Warrants”) and up to 1,098,902 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”, and together with the Shares and Warrants, the “Securities”), pursuant to a Registration Statement on Form S-3 (File No. 333-177118) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and declared effective by the Commission on November 18, 2011, the related prospectus included therein (the “Prospectus”), and the prospectus supplement to be filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement”).

As counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, the Warrants and the Warrant Shares.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.             The Shares have been duly and validly authorized and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement, will be legally issued, fully paid and nonassessable.

2.             Provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity), limitations on the availability of equitable relief, including specific performance, and implied covenants of good faith and fair dealing.

3.             The Warrant Shares have been duly authorized and, upon issuance, payment therefor and delivery in accordance with the terms of the Warrants, will be legally issued, fully paid and non-assessable.

We express no opinion as to matters governed by any laws other than the substantive laws of the States of Delaware and New York and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement.  In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

Morrison & Foerster LLP